Exhibit 10.3

JOINT DEVELOPMENT AGREEMENT

This JOINT DEVELOPMENT AGREEMENT (the “Agreement”) is entered into as of the latest date set forth below (the “Effective Date”), by and between Aspen Aerogels, Inc., a Delaware corporation with offices at 30 Forbes Road, Building B, Northborough, MA 01532, U.S.A. (“Aspen”), and BASF SE, a European corporation with offices at Carl-Bosch-Straße 38, 67056 Ludwigshafen, Germany (“BASF”). Aspen and BASF are each a “Party” and collectively, the “Parties.”

WHEREAS, BASF, among other businesses, conducts research and development activities, holds intellectual property rights, and is a manufacturer and supplier of various chemicals, materials and components and has developed know-how and expertise in the synthesis, development, manufacture, marketing and application of said products.

WHEREAS, Aspen, among other businesses, conducts research and development activities, holds intellectual property rights, and is a manufacturer and supplier of specialty products has developed know-how and expertise in the synthesis, development, manufacture, marketing and application of thermal performance products, including aerogel based products and insulation for industrial settings and building and construction and related composite products.

WHEREAS, contemporaneously with the execution of this Agreement, the Parties have entered into a Supply Agreement setting out the terms of Aspen’s supply of its Spaceloft A2 product to BASF.

WHEREAS, BASF and Aspen anticipate and desire to collaborate on the development, manufacture and the separate commercialization of new products and materials.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions.

1.1 Defined Terms. For purposes of this Agreement, the following capitalized terms shall have the meanings specified in this Section 1.1 unless the context requires otherwise.

“Affiliates” is any company controlling, controlled by, or under common control with a Party, with “control” meaning directly or indirectly owning or controlling at least fifty percent (50%) of such companies voting stock, or possessing the power to direct or cause the direction of its management and policies.

“Aspen Background IP” means (i) any and all Background IP of Aspen or its Affiliates which Aspen specifically identifies in a Project Charter as being contributed to a Project, and (ii) Intellectual Property developed by either Party in connection with Joint Development Activities which is an Improvement of the Aspen Background IP. Aspen Background IP may include (but is not limited to) Intellectual Property related to the composition of Materials or Products and uses thereof.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Background IP” means the Intellectual Property belonging to a Party which was developed prior to or outside the scope of this Agreement and which is deemed by the Party which owns such Intellectual Property to be relevant to the Joint Development Activities (as defined below), and which is not subject to any restriction on disclosure and use. Unless the Parties expressly agree otherwise, Background IP does not include: [***]. With respect to any Intellectual Property that is owned by a third party and controlled by a Party under the terms of a license or other agreement, the Parties shall only agree to include such Intellectual Property in Background IP to the extent the licensed Party holds the right (other than pursuant to this Agreement) to grant a sublicense to such Intellectual Property as provided herein without violating the terms of any agreement with any third party and without violating any applicable laws. Should the Parties agree to include such Intellectual Property in the Background IP licensed hereunder, such agreement shall be made solely subject to any restrictions on use of such Intellectual Property established in the applicable license agreement which permits such sublicense, and subject to the assumption of the Party sublicensed rights in such Intellectual Property of all obligations, including payment obligations, which the relevant license or other agreement imposes as a result of such Party’s use of such Intellectual Property.

“BASF Background IP” means (i) any and all Background IP of BASF or its Affiliates which BASF specifically identifies in a Project Charter as being contributed to a Project, and (ii) Intellectual Property developed by either Party in connection with Joint Development Activities which is an Improvement of the BASF Background IP. BASF Background IP may include (but is not limited to) Intellectual Property related to the composition of Materials or Products and uses thereof.

“Commercialize” or “Commercialization” means any and all activities other than Joint Development Activities with respect to the manufacture, marketing, distribution, importing and exporting, offering for sale, selling, of Products or providing services.

“Commercialization Plan” shall have the meaning set forth in Section 3.8, below.

“Confidential Information” mean this Agreement and the Parties’ discussions hereunder, and all information (regardless of form) disclosed by the Disclosing Party to the Receiving Party, including but not limited to Foreground IP disclosed in the course of discussions of a potential Project, provided that: (i) such information, if disclosed in writing, is at the time of disclosure marked as confidential; (ii) such information, if disclosed in any other manner, is at the time of disclosure designated in writing as confidential; or (iii) the nature of the information makes it reasonably clear that the Disclosing Party considers it to be confidential, and the confidential nature of the information is confirmed in writing by the Disclosing Party following such disclosure. Notwithstanding the foregoing, Confidential Information will not include information which (a) is generally known to the public at the time of disclosure by or on behalf of the Disclosing Party or later becomes so generally known through no fault of the Receiving Party; (b) was known to the Receiving Party, or otherwise in its possession, prior to disclosure by the Disclosing Party; (c) is disclosed to the Receiving Party by a third party who did not obtain such information, directly or indirectly, from the Disclosing Party subject to any confidentiality

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

obligation; or (d) is at any time independently developed by the Receiving Party without the use of any Confidential Information of the Disclosing Party. The Party using or disclosing any information with reference to any of these exceptions bears the burden of proof to establish that the relevant exception applies. The Confidential Information disclosed pursuant to this Agreement shall not be construed to be within the foregoing exclusions merely because such items are embraced by more general publically known information or information in Receiving Party’s possession. Additionally, any combination of features shall not be construed within the foregoing exclusions, but only the combination itself and its principle of operation are within the foregoing exclusions.

“Disclosing Party” means the Party, or Affiliate of such Party, from time to time disclosing Confidential Information to the Receiving Party or its Affiliates.

“Field of Use” means [***].

“Foreground IP” means any and all Intellectual Property that is conceived or created by the Parties, either solely or jointly, in the performance of the Joint Development Activities, other than Intellectual Property developed by either Party, or the Parties jointly, which is an Improvement of either the Aspen Background IP or the BASF Background IP.

“Improvement” means an improvement, enhancement or modification of Intellectual Property which relates solely to such Intellectual Property and is not severable from or useful other than in connection with such Intellectual Property.

“Intellectual Property” means: (A) patents, patent applications of any kind, patent rights, inventions, discoveries and invention disclosures (whether or not patented or patentable); (B) registered and unregistered trademarks, service marks, trade names, trade dress, logos, packaging design, slogans and Internet domain names, and registrations and applications for registration of any of the foregoing; (C) copyrights in both published and unpublished works, including, without limitation, all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above; (D) all know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, beta testing procedures and beta testing results; and (E) any and all other intellectual property rights and/or proprietary rights relating to any of the foregoing in any jurisdiction throughout the world.

“Joint Development Activities” [***].

“Materials” means physical samples exchanged between the Parties or developed in the course of a Project, except to the extent that the supply of such Materials to the other Party would violate the terms of any agreement with any third party or violate any applicable laws.

“Products” means any product or service developed in the course of a Project.

“Project” means a joint effort of the Parties or their respective Affiliates to develop one or more products or services under the terms of this Agreement and a Project Charter.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Project Charter” means a separate document substantially in the form set out on Exhibit A pursuant to which the Project is carried out. The Parties acknowledge that Exhibit A attached hereto is for illustration purposes only, and is not to be deemed a Project Charter and does not establish a Project for purposes of this Agreement.

“Receiving Party” means the Party, or an Affiliate of such Party, from time to time receiving Confidential Information from the Disclosing Party or its Affiliates.

“Rights Owner” means [***].

“Statement of Work” means a written description of the Joint Development Activities to be undertaken by the Parties as a part of a Project, and the schedule on which such Joint Development Activities will be performed.

1.2 Other Definitions. Other capitalized terms used in this Agreement shall have the meanings respectively ascribed to them herein.

2. Development Program.

2.1 Development Proposals. Either Party may, at any time during the term of this Agreement, propose that the Parties engage in a Project. In making such proposal, the proposing Party will propose to the other party the Joint Development Activities to be under taken by each Party, and an outline of the basic terms it envisions for such Project. Should the Parties have a mutual interest in pursuing such Project, the Parties will enter into discussions with a view toward reaching agreement on the following matters with respect to such Project:

(a) A Statement of Work setting forth the Joint Development Activities to be undertaken by the Parties;

(b) The Background IP, if any, to be contributed by each Party to the Project, and the permitted Field of Use of the Background IP contributed by each Party by the other Party (which may include limitations on the scope of licensed rights in Intellectual Property);

(c) [***];

(d) The resources to be contributed to the Project by each Party;

(e) The time and manner of exchanges of information related to the Joint Development Activities.

(f) The respective rights of the Parties in Foreground IP;

(g) [***];

(h) The compensation payable in connection with the exercise of rights licensed hereunder; and

(i) The development schedule and Project Completion Date.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

On agreement of the Parties to each of the foregoing, the Parties will execute a written Project Charter recording their agreement with respect to such Project, and the Project described in such Project Charter will be deemed to have commenced.

2.2 No Obligation. The proposal of a Project, or commencement of discussions of the terms of a Project, will not create a legally binding obligation to enter into a Project. Other than obligations of confidentiality and nonuse with respect to Confidential Information disclosed in such proposal or in the course of such discussions, no liability or obligation of any nature is created hereby with respect to a Project prior to the signing and delivery of a Project Charter setting forth all the matters described in Section 2.1. Either Party may decline to consider a proposed Project or unilaterally terminate discussions of the terms of a proposed Project at any time, and the terminating Party will have no liability of any kind to the other Party resulting from such termination.

2.3 Development Activities. Subject to the terms and conditions of this Agreement, with respect to any Project, the Parties agree to use commercially reasonable efforts to perform their Joint Development Activities in accordance with the Project Charter and the Statement of Work. No change to the Statement of Work shall be implemented unless and until mutually agreed upon and the corresponding Project Charter is so amended in writing. Each change agreed upon shall be referenced in all appropriate sections of the Project Charter including adjustments, if applicable, to the development schedule, development costs and expenses, if any.

2.4 Exchanges of Information. Except as expressly set forth in any Project Charter, each Party will provide the other Party information related to and results of the Joint Development Activities at a time and in a manner reasonably intended to allow the other Party to fully exercise its rights and to perform its obligations hereunder.

2.5 Standards of Performance. The Parties undertake to:

(a) perform their obligations under this Joint Development Agreement with that degree of care and professionalism as used in their own development efforts; and

(b) provide trained and appropriately qualified staff for the performance of its obligations under the Joint Development Agreement.

2.6 No Guarantee of Success. None of the Parties provides any guarantee or assurance that any Project will be successful or will result in a marketable Product or service.

2.7 Expenses. Except as expressly set forth in the Project Charter, each Party will bear its own expenses in connection with the performance of Joint Development Activities in connection with any Project.

2.8 Materials. All Materials furnished by one Party to the other Party hereunder are developmental materials and are not to be used except for internal evaluation directly in connection with Joint Development Activities. It is further agreed that a furnishing Party shall not be liable to the other Party for any damages arising out of or resulting from use of any Materials provided to the other Party hereunder.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3. Joint Steering Committee.

3.1 Joint Steering Committee. BASF and Aspen shall establish a Joint Steering Committee (“JSC”) to oversee the conduct of any Project within 30 days of the Effective Date, by which time each Party shall notify the other Party in writing of its initial representatives on the JSC. The JSC shall have and perform the responsibilities set forth in Section 3.7. Some, but not all, of the responsibilities of the JSC may be delegated to one or more working groups comprised of representatives of the Parties and other employees of the Parties, provided that decisions of the working groups will be made as provided in Section 3.4.

3.2 Membership. Each of BASF and Aspen shall designate in writing an equal (not less than two (2) or more than three (3)) number of representatives to the JSC, who shall be senior level personnel. One (1) representative of Aspen shall be designated as the initial chairman (the “Chair”) of the JSC. The Chair will be assumed by BASF on the first anniversary of the Effective Date, and the Chair shall alternate between BASF and Aspen on each anniversary of the Effective Date thereafter. Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the JSC by giving written notice to the other Party.

3.3 Schedule of Meetings; Agenda. The JSC shall establish a schedule of times for regular meetings, taking into account, without limitation, whether any Project proposals are pending, the planning needs of all Joint Development Activities under any Project and the responsibilities of the JSC. Special meetings of the JSC may be convened by any member upon not less than [***] (or, if such meeting is proposed to be conducted by teleconference, upon not less than [***]) written notice to the other members; provided that (i) notice of any such special meeting may be waived at any time, either before or after such meeting and (ii) attendance of any member at a special meeting shall constitute a valid waiver of notice from such member. Regular and special meetings of the JSC may be held in person at locations mutually agreeable to the JSC members or by teleconference or videoconference. The Chair shall have the responsibility for preparing and circulating to each JSC member an agenda for each JSC meeting not later than one (1) week prior to such meeting.

3.4 Quorum; Voting; Decisions. At each JSC meeting, the presence in person of at least one (1) member designated by each Party shall constitute a quorum. All decisions of the JSC shall be made by unanimous vote, with each Party’s representatives having collectively one vote. Alternatively, the JSC may act by written consent signed by at least one (1) member designated by each Party. Representatives of each Party or of its Affiliates who are not members of the JSC may attend JSC meetings as non-voting observers.

3.5 Minutes. The JSC shall keep minutes in reasonable detail of its meetings that record all decisions and all actions recommended or taken. Drafts of the minutes shall be prepared by the Chair of such meeting and circulated to the members of the JSC within a reasonable time after the meeting, not to exceed [***]. The Chair may delegate responsibility for the preparation and circulation of draft minutes. Each member of the JSC shall have the opportunity to provide comments on the draft minutes. Draft minutes shall be approved, disapproved and revised as soon as practicable. Upon approval, final minutes of each meeting shall be circulated to the members of the JSC by the member with responsibility for drafting the minutes.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.6 Expenses. BASF and Aspen shall each bear all expenses of their respective JSC representatives related to their participation on the JSC and attendance at JSC meetings.

3.7 Responsibilities. The JSC shall be responsible for overseeing the conduct and progress of Joint Development Activities. Without limiting the generality of the foregoing, the JSC shall have the following responsibilities:

(a) reviewing data, reports or other information submitted to it resulting from the Joint Development Activities from time to time;

(b) determine whether to recommend that the Parties terminate the Project;

(c) approving amendments to the Statement of Work (provided that the JSC shall not have the right to amend in any way the terms of this Agreement or of any Project Charter);

(d) assure that sufficient resources and personnel are assigned to the Joint Development Activities;

(e) establishing guidelines and procedures for allocating personnel to the Joint Development Activities;

(f) monitoring the progress of Joint Development Activities under each Statement of Work and of each Party’s activities thereunder;

(g) coordinate patent filings as set forth in Article 9;

(h) coordinate maintenance and enforcement of patents as set forth in Article 10;

(i) attempting to resolve all matters that are in dispute related to such Project;

(j) designate and define the responsibilities of working groups and the patent coordinators; and

(k) making such other decisions as may be delegated to the JSC pursuant to this Agreement or by mutual written agreement of the Parties during the Term.

3.8 Commercialization. The primary objective of this Agreement is to jointly develop and to subsequently Commercialize Products for the mutual benefit of the Parties. To the extent not set forth in the corresponding Project Charter, the Parties shall reasonably and in good faith discuss and endeavor to agree on the manner and the business and legal structure in which any Product is to be Commercialized by the Parties, and the respective roles of the Parties with respect to such Commercialization (the “Commercialization Plan”). Unless expressly set forth in the Project Charter, neither Party shall have right to practice any Foreground IP until the Parties

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

have agreed in writing on the Commercialization of a Product, except as set forth in Section 4.2, below. The JSC will facilitate any discussions and negotiations to arrive at a mutually agreeable Commercialization Plan.

3.9 Dispute Resolution. The JSC members shall use reasonable efforts to reach agreement on any and all matters. Either Party may provide to the other written notice of a dispute hereunder, together with a summary of the substance of the dispute. Within [***] of receipt of such notice, the JSC members will decide either to attempt to resolve such dispute, or to refer such dispute to the Chief Executive Officer of Aspen and the President of the BASF Performance Materials division for resolution. If the members of the JSC attempt to resolve such dispute but are unable to reach, despite reasonable efforts, agreement on a particular matter cannot be reached by the JSC within [***] after the JSC first meets to consider such matter or such later date as may be mutually acceptable to the Parties, then the matter will be referred to the Chief Executive Officer of Aspen and the President of the BASF Performance Materials division for resolution.

4. Intellectual Property

4.1 Ownership

(a) All Background IP owned by a Party prior to execution of this Agreement or developed outside the scope of this Agreement shall be and remain the sole and exclusive property of that Party.

(b) All Intellectual Property that is not Foreground IP generated by one Party during the term of this Agreement shall be the sole and exclusive property of that Party.

(c) Unless agreed otherwise in a Project Charter and subject to Section 3.8, all Foreground IP shall be jointly owned by the Parties.

4.2 Rights, Licenses

(a) Subject to the terms and conditions of this Agreement, Aspen hereby grants to BASF a non-exclusive, world-wide, license to practice Aspen Background IP solely for the purpose of performing its duties and obligations related to Joint Development Activities in connection with a Project.

(b) Subject to the terms and conditions of this Agreement, BASF hereby grants to Aspen a non-exclusive, world-wide, license to practice BASF Background IP solely for the purpose of performing its duties and obligations related to Joint Development Activities in connection with a Project.

(c) If either Party notifies the other Party in writing, that it is unwilling to jointly Commercialize a Product with the other Party, the notified Party will have a non-exclusive, worldwide license, including the right to grant sublicenses to its customers for use of the Products, to practice (i) the Foreground IP, and (ii) the Background IP of the notifying Party required to practice the Foreground IP, subject to any Fields of Use restrictions, to make, have made, use and sell Products and to perform services using Products in a manner consistent with

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Project Charter. Such license will be effective on the agreement of the Parties on the compensation payable in connection with the exercise of such rights (if such compensation is not stipulated in the Project Charter) or, on the Parties’ failure to reach such agreement, the resolution of the terms of such compensation pursuant to Section 4.2(d). Absent the agreement of the Parties on the Commercialization Plan and the resolution of the terms of compensation, neither Party may use the Background IP of the other Party, or the Foreground IP, to develop, make, have made, use or sell any Product or to perform services using Products.

(d) Should the exercise of the grant of rights under Section 4.2(c) be subject to a payment obligation which remains to be negotiated, and the Parties be unable to reach agreement on such payment terms, either Party may declare an impasse to such negotiations, and the matter of the appropriate payment shall be referred to and resolved by binding arbitration through the dispute resolution process established in Exhibit B.

4.3 Omitted Patents. Should the development, manufacture, use or sale of a Product or the provision of a service by a Party as contemplated by the Project Charter infringe or necessarily make use of any Background IP of the other Party not listed in the Project Charter, the Parties shall reasonably amend the Project Charter to include such Intellectual Property within the scope of the Background IP licensed under Section 4.2(c), above, except to the extent that the use of such Background IP is expressly excluded by such Project Charter.

4.4 No Rights in Existing Products. Except as expressly set forth in a Project Charter, nothing in this Agreement shall grant rights or licenses in any Aspen Background IP, BASF Background IP or other Intellectual Property in any product of a Party or the related manufacturing processes in existence as of the Effective Date of this Agreement.

5. Representations and Warranties.

5.1 By BASF. BASF represents, warrants and covenants the following to Aspen:

(a) BASF is duly organized and validly existing under the laws of Germany and has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; and

(b) This Agreement has been duly and validly executed and delivered by BASF and constitutes its valid and legally binding obligation enforceable in accordance with its terms.

(c) To its knowledge, the BASF Background IP does not misappropriate or infringe any third party Intellectual Property rights.

(d) BASF will not incorporate into the Foreground IP any subject matter that infringes or misappropriates any third party copyright or trade secret, or knowingly incorporate any subject matter that infringes any third party patent.

5.2 By Aspen. Aspen represents, warrants and covenants the following to BASF:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) Aspen is a corporation duly organized and validly existing under the laws of the State of Delaware and has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; and

(b) This Agreement has been duly and validly executed and delivered by Aspen and constitutes its valid and legally binding obligation enforceable in accordance with its terms.

(c) To its knowledge, the Aspen Background IP does not misappropriate or infringe any third party Intellectual Property rights.

(d) Aspen will not incorporate into the Foreground IP any subject matter that infringes or misappropriates any third party copyright or trade secret, or knowingly incorporate any subject matter that infringes any third party patent.

5.3 Disclaimer of Warranties.

(a) Except as expressly set forth above, neither Party makes any representation that any Product developed in the course of a Project can be made, used or sold without infringing the intellectual property rights of a third party, and each Party assumes no liability for any such infringement.

(b) EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY PROVIDES ANY WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, AND EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6. Term; Termination.

6.1 Term. Unless terminated earlier in accordance with Section 6.2 or 6.3, this Agreement shall remain in effect for the longer of two years or the duration of any Project then in process. The Parties may extend the term of this Agreement by mutual consent.

6.2 Termination without Cause.

(a) Either Party may terminate this Agreement for any reason or no reason on ninety (90) days’ notice to the other Party, provided that such termination will not terminate any Project then in progress.

(b) Either Party may terminate a Project under this Agreement for any reason or no reason on ninety (90) days’ written notice to the other Party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.3 Termination for Cause. Either party, as applicable, shall have the right, in addition and without prejudice to any other rights or remedies, to terminate this Agreement and any Project then in effect as follows:

(a) for any material breach of this Agreement which is not cured within thirty (30) days of receipt by the party in default of a notice specifying the breach and requesting its cure; or

(b) By either party, effective immediately upon written notice if (a) all or a substantial portion of the assets of the other party are transferred to an assignee for the benefit of creditors to a receiver or to a trustee in bankruptcy; (b) a proceeding is commenced by or against the other party for relief under the bankruptcy or similar laws, and such proceeding is not dismissed within thirty (30) days; (c) the other party is adjudged bankrupt; or (d) the other Party is otherwise prevented from performing its commercially reasonable or material obligations under this Agreement.

6.4 Survival; Effect of Expiration or Termination.

(a) On expiration of this Agreement, all rights under Sections 4.2(a) and 4.2(b) shall terminate, except for Projects which have not been terminated, for which the licenses under Sections 4.2(a) and 4.2(b) shall remain in effect for the duration of such Project, and any license granted under Section 4.2(c) shall go into effect or remain in effect.

(b) On termination of this Agreement or any Project by a Party (the “Terminating Party”) under Section 6.2(a) or 6.2(b), or termination of a Terminating Party by the other Party (the party not terminating under Section 6.2(a) or (b), or terminating under Section 6.3, being the “Aggrieved Party”) under Section 6.3: (i) all rights and licenses granted to the Terminating Party under Sections 4.2(a), 4.2(b) and 4.2(c) shall terminate (except that with respect to termination of a Project under Section 6.2(b), rights and licenses under Sections 4.2(a), 4.2(b) and 4.2(c) relating to Projects which are continuing will remain in effect); (ii) all licenses granted to the Aggrieved Party under Sections 4.2(c) shall remain in effect, subject to any payment obligations associated with such licensed rights; and (iii) the Aggrieved Party may, at its election to be a notified Party under Section 4.2(c), continue with the performance of any Project in process on its own, and shall be entitled to exercise the rights granted to it under Section 4.2(a) or 4.2(b) (as the case may be), to continue such Project and under Section 4.2(c) to engage in Commercialization of products or services comprising Products, subject to any payment obligations associated with such licensed rights.

(c) Articles 3 and 4 and Articles 6 through 13 shall survive the expiration or any termination of this Agreement or Statement of Work hereunder. Article 1 shall survive to the extent necessary to properly interpret or implement the provisions of Articles 6 through 13.

7. Protection of Confidential Information

7.1 Restrictions of Disclosure and Use. The Receiving Party shall use Confidential Information only in furtherance of the conduct of a Project and keep it strictly confidential and not (except as explicitly permitted by this Agreement) disclose it to anyone without the prior written consent of the Disclosing Party. The Receiving Party shall restrict access to Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Information to those of the Receiving Party’s Affiliates and personnel required to have knowledge thereof for the exercise of right or performance of obligations under this Agreement. The Receiving Party shall procure that the Receiving Party’s Affiliates and personnel will act in accordance with the confidentiality and non-use provisions of this Agreement as if each of them were a party hereto. Any non-compliance with any of the provisions of this Agreement by any Receiving Party’s Affiliates or personnel shall be deemed a breach of this Agreement by the Receiving Party.

7.2 No Reproduction or Export in Violation of Law. The Receiving Party shall not copy, reproduce or reduce to writing any Confidential Information of the Disclosing Party unless and to the extent reasonably required for the Purpose. Without prejudice to the other provisions of this Agreement, the Receiving Party shall not export or re-export any Confidential Information of the Disclosing Party to any person or country to which such export or re-export is prohibited or restricted by applicable law, regulation or any competent government or other authority.

7.3 Compelled Disclosure. If the Receiving Party becomes compelled by judicial or administrative process or required by applicable law or any governmental or other authority or by any applicable contract or regulations of any applicable stock exchange to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall promptly notify the Disclosing Party in order for the Disclosing party to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement, and the Receiving Party shall co-operate, with the Disclosing Party regarding any action which the Disclosing Party may decide to take to challenge the validity of such requirement or the manner of disclosure.

8. Indemnification

8.1 Indemnification. Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (each, an “Indemnified Party”) from and against all costs, fees, damage, loss, liability, expense or judgment (including attorneys’ fees and expenses of litigation if assessed against the indemnified Party by a court of competent jurisdiction) (collectively “Losses”) incurred by or imposed upon the Indemnified Parties, or any of them, as a direct result of (i) third party claims arising out of the development, manufacture, use or sale of any Product by the Indemnifying Party or any of its Affiliates, sublicensees, distributors or agents, or (ii) the use of the Intellectual Property of the Indemnified Parties by the Indemnifying Party or any of its Affiliates, sublicensees, distributors or agents other than as expressly permitted by this Agreement; in either case except to the extent any Losses result from a material breach of this Agreement by, or the gross negligence or willful misconduct of, an Indemnified Party.

8.2 Procedure. An Indemnified Party that intends to claim indemnification under Section 8.1 shall promptly notify the Indemnifying Party of any claim, loss, damage or expense in respect of which the Indemnified Party intends to claim such indemnification reasonably promptly after the Indemnified Party is aware thereof, and the Indemnifying Party shall assume the defense of any related third party action, suit or proceeding with counsel mutually satisfactory to the parties; provided, however, that an Indemnified Party shall have the right to retain its own counsel to participate in such action at its own expense. The Indemnified Party shall not settle or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in any way compromise any claim covered by the indemnification provisions of this Section, and the indemnity agreement in this Section shall not apply to amounts paid in settlement of any claim, loss, damage or expense if such settlement is effected without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall not settle or in any way compromise any claim covered by the indemnification provisions of this Section, and the indemnity agreements in this Section shall not apply to any amounts paid in settlement of any claim, loss, damage or expense if such settlement is effected, without, in both of the foregoing instances, the written agreement and consent of the Indemnified Party, which consent shall not be unreasonably withheld. The failure of an Indemnified Party to deliver notice to the Indemnifying Party within a reasonable time after becoming aware of any such matter, if legally prejudicial to the Indemnifying Party’s ability to defend such action, shall relieve the Indemnifying Party of any liability to the Indemnified Party under this Section. The Indemnified Party under this Section and its employees and agents shall cooperate fully with the Indemnifying Party and its legal representatives in the investigation of any matter covered by this indemnification; provided that any out of pocket costs incurred by the Indemnified Party and its employees and agents in order to provide such cooperation shall be reimbursed by the Indemnifying Party promptly upon request by the Indemnified Party. The Indemnifying Party shall additionally be liable to pay the reasonable legal costs and attorneys’ fees incurred by the Indemnified Party in establishing a successful claim for indemnity hereunder.

9. Patent Filing, Prosecution and Maintenance.

9.1 Prosecution Rights.

(a) [***].

(b) The Parties will, through the JSC, designate which of them shall be the Rights Owner with respect to Foreground IP. The Rights Owner will, acting through patent counsel or agents mutually acceptable to the Parties, shall be responsible for the preparation, filing, prosecution and maintenance of such Patent Rights, with the expense of such preparation, filing, prosecution and maintenance shared by the Parties equally.

(c) At the Rights Owner’s request, the other Party shall cooperate with and assist the Rights Owner in all reasonable respects, in connection with the Rights Owner’s preparation, filing, prosecution (including review and comments regarding responses to office actions and/or official actions from worldwide patent offices) and maintenance of such Patent Rights.

9.2 Information and Cooperation. With respect to Patent Rights which are or could be (as a result of a pending Project) licensed to the other Party under Section 4.2(c) or claiming Foreground IP (the “Licensed Patent(s)”), (a) each Rights Owner shall promptly notify the other Party, through the JSC, of any Patent Rights and discuss with the other Party the filing of any patent application with respect to a Licensed Patent; (b) the Rights Owner shall regularly provide the other Party with copies of all patent applications filed hereunder for any Licensed Patent and other material submissions and correspondence with the patent offices, in sufficient time to allow for review and comment by such Party; and (c) Rights Owner shall provide the other Party and its patent counsel with an opportunity to consult with Rights Owner and its patent counsel regarding

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the filing and contents of any such application, amendment, submission or response, and the advice and suggestions of such Party and its patent counsel shall be taken into consideration in good faith by Rights Owner and its patent counsel in connection with such filing. Rights Owner shall pursue in good faith all reasonable claims requested by the other Party in the prosecution of any Licensed Patent under this Section 9.2.

9.3 Abandonment. If Rights Owner (or, in the case of Patent Rights claiming Foreground IP, either Party) decides to forego prosecution of or cease prosecution on, to abandon or to allow to lapse any Licensed Patent in any country or region, Rights Owner (or the joint owner) shall inform the other Party of such decision promptly and, in any event, so as to provide such Party a reasonable amount of time to meet any applicable deadline to establish or preserve such Licensed Patent in such country or region. Such Party shall have the right to assume responsibility for continuing the prosecution of such Licensed Patent in such country or region and paying any required fees to maintain such Licensed Patent in such country or region or defending such Licensed Patent, all at its sole expense, through patent counsel or agents of its choice. With respect to Foreground IP, the Party transferring responsibility for such Patent Rights shall assign all of its right, title and interest in such Patent Rights to the Party assuming responsibility for such Patent Rights, provided that the party transferring responsibility shall retain a nonexclusive, worldwide license, without the right to grant sublicenses, in such Patent Rights to develop, make, have made, use and sell goods and perform services, subject to any limitations, restrictions or payment obligations as may be provided in a Project Charter. Upon transfer of responsibility for prosecuting, maintaining and defending any of the Licensed Patents to the other Party under this Section 9.3, the Party transferring responsibility for such Licensed Patent shall promptly deliver to such Party copies of all necessary files related to the Licensed Patent with respect to which responsibility has been transferred and shall take all actions and execute all documents reasonably necessary for the other Party to assume such prosecution, maintenance and defense.

10. Third Party Infringement.

10.1 Notice. In the event either Party becomes aware of any suspected third party infringement of any Patent Rights (an “Infringement”), that Party shall promptly notify the other Party through the JSC and provide it with all details of such Infringement of which it is aware (each, an “Infringement Notice”). The Parties shall promptly meet to discuss the Infringement and to determine the collective overall strategy for patent enforcement.

10.2 Right to Enforce. Unless otherwise determined by the Parties, in the event that an Infringement occurs the Rights Owner shall have the first right and option to address such Infringement by taking reasonable steps, which may include the institution of legal proceedings or other action. All costs, including, without limitation, attorneys’ fees, relating to such legal proceedings or other action shall be borne by [***]. [***].

10.3 Right to Representation. Each Party shall have the right to participate and be represented by counsel that it selects, in any legal proceedings or other action instituted under Section 10.2 by the other Party to address the Infringement of a Licensed Patent. [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.4 Cooperation. In any action, suit or proceeding instituted under this Article 10, the Parties shall cooperate with and assist each other in all reasonable respects. Upon the reasonable request of the Party instituting such action, suit or proceeding, the other Party shall join such action, suit or proceeding and shall be represented using counsel of its own choice, at the requesting Party’s expense.

10.5 Allocation of Proceeds. Any amounts recovered by either Party pursuant to actions under this Article 10 with respect to any Infringement, whether by settlement or judgment, shall be allocated in the following order: [***].

10.6 Defense of Claims. In the event that any action, suit or proceeding is brought against either Party or any Affiliate of either Party alleging the infringement of the Intellectual Property of a third party by reason of the development or Commercialization of any Product, such Party shall notify the other Party within [***] of the earlier of (i) receipt of service of process in such action, suit or proceeding, or (ii) the date such Party becomes aware that such action, suit or proceeding has been instituted, and the Parties shall meet as soon as possible to discuss the overall strategy for defense of such matter. Each Party shall have the right to defend against actions brought against the Party. [***]. Each Party shall promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party including all documents filed in any litigation. [***].

11. Limitations of Liability

EXCEPT WITH RESPECT FOR LIABILITY ARISING UNDER CONFIDENTIALITY AND INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES RESULTING FROM THE PERMITTED USE OF ANY INTELLECTUAL PROPERTY OR PROPRIETARY INFORMATION CREATED OR RECEIVED HEREUNDER, INCLUDING BUT NOT LIMITED TO LOST PROFITS, OR OTHER INDIRECT LOSS OR DAMAGE ARISING OUT OF THIS AGREEMENT AND/OR, OR ARISING OUT OF NEGLIGENCE OR WILLFUL CONDUCT CAUSING PERSONAL INJURY OR TANGIBLE PROPERTY DAMAGE OF A THIRD PARTY OR ANY RESULTING OBLIGATION, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, OR ANY OTHER CAUSE OF ACTION AND WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE.

12. Nonsolicitation. During the term of this Agreement and for a period of twelve (12) months after termination of this Agreement (for any reason or no reason) or a Project, to the extent a Project survives termination of the Agreement, each Party covenants and agrees that it will not, directly or indirectly for itself or on behalf of another entity (a) solicit, recruit, induce, attempt to solicit, recruit or induce any employee of the other Party to leave his or her employment with the such Party; provided that, notwithstanding the foregoing, each Party shall be permitted to engage in general recruitment through advertisements or recruiting through head-hunters, so long as the other Party’s employees and personnel are not specifically targeted.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13. General Terms.

13.1 Entire Agreement. This Agreement supersedes all prior and contemporaneous agreements, written or oral, between Aspen and BASF relating to the subject matter of this Agreement, provided that the Parties agree that confidentiality agreements between them remain in effect according to their terms with respect to obligations of confidentiality and non-use with respect to information exchanged thereunder, and rights of ownership in intellectual property established under the terms of a Joint Development Agreement dated March 1, 2010 between ASPEN and BASF Construction Chemicals GmbH remain in effect. This Agreement may not be modified, changed or discharged, in whole or in part, except by an agreement in writing signed by the parties hereto.

13.2 Section Headings. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

13.3 Compliance with Laws. Each party will comply with all applicable laws, regulations and guidelines during the course of performance of this Agreement and any Project.

13.4 Waiver. Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

13.5 Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of this Agreement shall be enforced to the maximum extent permissible so as to affect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

13.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York, United States of America, other than choice of law rules, applicable to agreements made and to be performed therein. Exclusive jurisdiction of any disputes shall lie in the state and Federal courts located in New York, New York, borough of Manhattan, and each party waives any objection to such venue and irrevocably submits to the jurisdiction of such courts. Notwithstanding the foregoing, the Parties recognize that a Party may suffer immediate, irreparable harm in certain circumstances, including a breach or threatened or anticipated breach of obligations hereunder; accordingly, each Party is entitled, in addition to any other remedy available at law or in equity, to injunctive relief to specifically enforce the terms of this Agreement in a court of competent jurisdiction.

13.7 Notices. Notices and other formal communications under this Agreement shall be sent to the contact persons and addresses set forth below or otherwise notified by such Party, and shall be effective (i) if sent by reputable international courier, two days after dispatch, and (ii) if sent by registered mail, on confirmation of receipt, and (iii) if sent by e-mail, on receipt or a response indicating that such transmission was successful.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

For BASF SE:

[***]

[***]

BASF SE

ZRX/FB- C006

67056 Ludwigshafen

Germany

e-mail: [***]

For Aspen Aerogels, Inc.:

Donald R. Young

President and CEO

30 Forbes Road, Building B

Northborough, MA 01532

U.S.A.

e-mail: [***] with a copy to [***]

13.8 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed; provided that either Party may convey this Agreement without such consent (i) to a successor in interest of substantially all of the business to which this Agreement relates, whether by assignment, merger, consolidation or otherwise, or (ii) to an Affiliate.

13.9 Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart.

13.10 Further Assurances. The parties, without further consideration of any kind, shall each execute and deliver, or cause to be executed and delivered, such other instruments, and take, or cause to be taken, such other action, as shall reasonably be requested by another party hereto to more effectively carry out the terms and provisions of this Agreement.

13.11 Relationship of the Parties. Neither party shall represent itself as a partner, joint-venturer, agent, employee or general representative of the other. Each party acknowledges that it shall have no right, power or authority to obligate in any way the other to any contract or other obligation.

13.12 Rights and Remedies. All rights and remedies of either party hereunder shall be cumulative and may be exercised singularly or concurrently. The failure of either party, in any one or more instances, to enforce any of the terms of this Agreement shall not be construed as a waiver of future enforcement of that or any other term.

13.13 Force Majeure. Neither party shall be held liable or responsible to the other party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.14 Provisions.

(a) When a reference is made in this Agreement to an “Article,” “Section,” “Exhibit” or “Schedule,” such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

(b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Whenever the words “include,” “includes,” or “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation.”

(d) The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise expressly indicated in the accompanying text.

(e) The use of “or” is not intended to be exclusive unless otherwise expressly indicated in the accompanying text.

(f) The defined terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Reference to the masculine gender shall be deemed to also refer to the feminine gender and vice versa.

(g) A reference to documents, instruments or agreements also refers to all addenda, exhibits or schedules thereto.

[Signature page follows]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have executed this Joint Development Agreement as of the dates set forth above.

Aspen Aerogels, Inc.

By:	/s/ Donald R. Young
Name: Donald R. Young
Title: President and Chief Executive Officer
Date:	21st June, 2016

BASF SE

By:	[***]
Name: [***]
Title: [***]
Date:	13th June 2016

By:	[***]
Name: [***]
Title: [***]
Date:	09 June 2016

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

[NOTE: The following template is provided solely as an example of the form of a Project Charter, and the types of issues to be addressed in a Project Charter. It does not establish a Project, and the Parties acknowledge that any future Project Charter may have terms that vary substantially from the terms set forth below.]

PROJECT CHARTER TEMPLATE

Aspen Aerogels, Inc. (“ASPEN”) and BASF SE (“BASF”) have entered into a Joint Development Agreement effective March            , 2016 (the “JDA”). Capitalized terms not otherwise defined herein have the meanings defined in the JDA. The Parties hereby agree to undertake a Project as described in this Project Charter.

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 1

Statement of Work

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

DISPUTE RESOLUTION

In the event of the inability of the Parties to resolve any dispute, difference or question regarding [***], then on written notice of such impasse given by one Party to the other (the “Dispute Resolution Notice”), such dispute shall be resolved as follows:

Senior officers of the Parties will meet face-to-face to discuss the dispute, difference, or questions and attempt in good faith to reach a resolution (“Informal Resolution”). If [***] have elapsed after the Dispute Resolution Notice without a resolution, then either Party by notice to the other Party may have the dispute conclusively determined by binding arbitration conducted in the following manner (“Dispute Resolution”):

(a) The Dispute Resolution shall be held in a location mutually agreeable to the Parties, or if no such location can be agreed, in London, England, according to the then-current non-administered arbitration rules of the International Institute for Conflict Prevention and Resolution (“CPR”), except to the extent such rules are inconsistent with this Exhibit B.

(b) The Dispute Resolution will be conducted by one (1) arbitrator who shall be reasonably acceptable to the Parties and who shall be appointed in accordance with CPR rules. If the Parties are unable to select an arbitrator within [***] following the notice from a Party invoking the right to pursue Dispute Resolution, then the arbitrator shall be appointed by CPR in accordance with CPR rules. Any arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of scientific, financial and industry knowledge relevant to the particular dispute.

(c) Each Party will bear its own attorneys’ fees, costs, and expenses for the Informal Resolution and the Dispute Resolution and the fees of the arbitrator shall be borne by the Party [***].

(d) The proceedings and decisions of the arbitrator shall be confidential unless and to the extent they become the subject of a public proceeding (e.g., a law suit or an action to enforce a judgment).

(e) Within [***] after the designation of the arbitrator pursuant to Paragraph (b) above, each Party shall provide to the arbitrator and the other Party its [***] in writing, together with a brief or other written memorandum supporting the merits of its [***]. The Parties and the arbitrator shall meet within [***] thereafter, at which time each Party shall have [***] to argue in support of its [***] (or such other period of time as allowed by the arbitrator). The Parties shall not call any witnesses in support of their arguments. The arbitrator in its sole discretion may request additional briefing on any matters argued in such proceeding within thirty (30) days of such hearing.

(f) Within [***] following the hearing set forth in Paragraph (e) above or the receipt of any additional briefing materials requested by the arbitrator, the arbitrator shall select as the final resolution of the matter under dispute [***]. In making such selection and ruling, the arbitrator shall [***]. If a Party fails to submit to the arbitrator any proposal on [***] in accordance with the terms of Paragraph (e) above, the arbitrator shall [***]. On the selection of the arbitrator of [***] under this Paragraph (f), such [***] shall be deemed the agreement of the parties [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.